Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement pertaining to the 2023 Employment Inducement Incentive Award Plan of Guardant Health, Inc. of our reports dated February 23, 2023, with respect to the consolidated financial statements of Guardant Health, Inc. and the effectiveness of internal control over financial reporting of Guardant Health, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Mateo, California

August 10, 2023